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                              [Palmer & Dodge LLP]

                                                                     Exhibit 5.2
Telephone: (617) 573-0100                              FACSIMILE: (617) 227-4420



                                  July 17, 2000

Genzyme Corporation
One Kendall Square
Cambridge, MA  02139

         Reference is made to our opinion dated March 3, 2000 and included as
Exhibit 5.1 to the Registration Statement on Form S-3 (the "Registration Statement") filed on March 3, 2000 by Genzyme Corporation (the "Company"), a Massachusetts corporation, with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"). We are rendering this supplemental opinion in connection with the prospectus supplement dated July 17, 2000, (the "Prospectus Supplement") to the base prospectus dated July 14, 2000 (the "Base Prospectus"). The Prospectus Supplement relates to the offering by the Company of up to 1,607,400 shares of Genzyme Molecular Oncology Division Common Stock, $0.01 par value per share (the "Shares"), which Shares are covered by the Registration Statement. We understand that the Shares are to be offered and sold in the manner described in the Prospectus Supplement.

         We have acted as your counsel in connection with the preparation of the Registration Statement, the Prospectus Supplement and the Base Prospectus. We are familiar with the proceedings of the Board of Directors of the Company in connection with the authorization, issuance and sale of the Shares. We have examined such other documents as we consider necessary to render this opinion.

         Based upon the foregoing, we are of the opinion that the Shares have been duly authorized and, when issued and delivered by the Company against payment therefore as contemplated by the Prospectus Supplement, will be validly issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as a part of the Registration Statement and to the reference of our firm under the caption "Legal Matters" in the Base Prospectus.

                                                     Very truly yours,

                                                     /s/ Palmer & Dodge LLP

                                                     Palmer & Dodge LLP